Exhibit 32.2

Certification of Principal Financial and Accounting Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Erwin Vahlsing, Jr., the Chief Financial Officer of 4M Carbon Fiver Corp., a Delaware corporation (the "Company"), hereby certify, that, to my knowledge:

1.The Quarterly Report on Form 10-Q for the period ended June 30, 2019 (the "Report") of the Company fully complies with the requirements of Section 13(a)/15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 23, 2019

By: /s/ Erwin Vahlsing, Jr. Name: Erwin Vahlsing, Jr. Title: Chief Financial Officer (Principal Financial and Accounting Officer)